UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

                Attachment I of this Form 8-K contains information that is being posted on IBM’s IR website (www.ibm.com/investor/). All of the information in Attachment I is hereby furnished.

  IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 27, 2005

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT I

Institutional investors have asked questions on IBM’s fourth quarter 2004 earnings release.  Because these questions may be of interest to a broader audience we have posted them for the benefit of all investors.

Microelectronics Strategic Importance

How does microelectronics fit within your strategy to focus on high value segments?

Our microelectronics business delivers substantial value, to both our semiconductor customers, and our own IBM servers.

Technology performance enhancement is increasingly more dependent on integration than on frequency.  IBM continues to invest in the fundamental science that drives technology innovation.

POWER chips, designed and built by IBM, are at the heart of the fastest computer in the world, and are behind the share gains in our server business.  In the four years since introducing POWER4, IBM has gained over 10 points of share in Unix servers.  POWER5, the latest version of this technology, is the world’s most advanced microprocessor.  This technology now drives our pSeries and iSeries servers, and most recently enterprise storage.

In the consumer market, POWER is also becoming the technology of choice for the fast growing gaming sector.  The Cell processor, jointly developed with Sony Group and Toshiba, is a multicore 64 bit processor developed for next-generation computing applications and digital consumer electronics.

Hardware success is not limited to our POWER-based platforms.

We are delivering value in xSeries — with 11 consecutive quarters of double-digit growth and our leadership in the blade market.

And mainframes remain the centerpiece of our clients’ on demand infrastructures.  In addition to the strong growth in hardware revenue in 2004, this platform provides IBM with additional revenue and profit opportunities in software, services and financing.

Our strategy is to be the world leader in providing high value solutions to enterprise clients — and our hardware business contributes to that strategy.

Stock Options Expensing

When do you intend to expense stock options?

We will adopt FAS 123R no later than third quarter of 2005.  The required implementation date is for the financial reporting period commencing after June 15, 2005.  It is currently our intent to restate all prior periods consistent with the standard.

Equity compensation information has been included in the footnotes of our quarterly and annual filings.  This disclosure includes pro forma operating results for IBM including the cost of stock-based compensation plans.  The additional expense from these plans for 2003 would have been 58 cents per share.

Pension Impact

On your fourth quarter earnings call you mentioned an impact of a billion dollars from pension expense; is that year-to-year or the 2005 expense?

The billion dollar expense is the increase in pre-tax pension expense from 2004 to 2005.  Based on current assumptions, the increase will moderate in 2006 and have little impact in 2007.

$ in billions except for EPS	2003 Actual	2004* Actual	2005 Estimate	2006 Estimate	2007 Estimate

Defined benefit and contribution pension plans—cost	0.0	0.8	1.8	2.3	2.5
Yr/Yr Pension Impact		0.8	1.0	0.5	0.1
EPS Impact			0.39

* 2004 excludes one-time pension settlement charge of $.3 billion

IBM’s earnings-per-share increased 16% in 2004, after overcoming $.8 billion of increased pension expense.

The analysts’ average estimate for full year 2005 earning per share was $5.55.  After rolling through the impact of fourth quarter 2004 overachievement, earnings-per-share increases 11% year-to-year.  This year-to-year growth includes the billion dollar year-to-year pension impact. IBM is taking actions to overcome this pension impact — such as divesting the PC business, redesigning our equity program, and globalizing our business.

The sale of IBM’s PC Division does not impact the 2005 year-to-year estimated pension increase of $1 billion.

Holding the 2005 pension expense at the 2004 level (no year-to-year increase), based on these estimates, IBM’s earnings would be up over 18% in 2005.

Reconciliation of 2005 Estimated EPS

	2004 Actual	2005 Estimate	Yr/Yr%
EPS as Reported	$4.94
One-time Settlement Charge of $320M	0.11
Analysts’ Average Estimate*		$5.55
Impact of 4Q 2004 Overachievement		0.05
EPS Adjusted	5.05	5.60	10.9%
2005 Yr/Yr Pension Impact		0.39
EPS without Yr/Yr Pension Impact	5.05	5.99	18.6%

* As of 1/18/2005